Exhibit 3.1

NEW JERSEY RESOURCES CORPORATION
BY-LAWS

 As Amended and Restated on July 11, 2024

ARTICLE I

BOARD OF DIRECTORS

Section 1 - GENERAL POWERS.  The business and affairs of New Jersey Resources Corporation (the “Company”) shall be managed by or under the direction of its Board of Directors (the “Board”), which shall have all the powers of the Company except as inconsistent with or repugnant to the laws of the State of New Jersey, the Company’s Certificate of Incorporation, these By-Laws or any amendments to them.

Section 2 - NUMBER OF DIRECTORS.  The number of directors constituting the entire Board shall not be less than three nor more than 13, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board, each director to hold office until his or her successor shall have been elected and qualified.

Section 3 - TERMS OF OFFICE; ELECTION OF DIRECTORS.  The members of the Board shall be divided into classes in the manner provided by Paragraph 7 of the Company’s Certificate of Incorporation and shall be elected and serve for such terms of office as are provided therein.

Section 4 - NOTICE OF DIRECTOR NOMINATIONS.  This Section and Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including, without limitation, Rule 14a-19 (as such rule and regulations may be amended from time to time by the U.S. Securities and Exchange Commission (“SEC”) including any SEC Staff interpretations relating thereto) shall provide the exclusive means for a shareholder to make nominations of persons for election to the Board at an annual meeting of shareholders (an “Annual Meeting”) or a special meeting of shareholders where persons shall be elected to the Board pursuant to the Company’s notice of meeting (or supplement thereto), and only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for nomination by shareholders for election as a director.

(a)   Nominations of persons for election as directors may be made by any shareholder who is a shareholder of record at the time of giving of the notice provided for in this Section through the time of the meeting of shareholders, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section (a “Nominating Shareholder”).  Any such Nominating Shareholder may nominate a person or persons for election as director only if proper written notice of such Nominating Shareholder’s intent is delivered to the Secretary of the Company at the principal executive offices of the Company (i) with respect to an election to be held at an Annual Meeting, not earlier than 5:00 p.m. Eastern Time on the 150th day and not later than 5:00 p.m. Eastern Time on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting, or as set out below, and (ii) with respect to an election of directors to be held at a special meeting of shareholders pursuant to the Company’s notice of meeting (or supplement thereto), not later than 5:00 p.m. Eastern Time on the 10th day following the date on which public announcement (as defined below) of the date of such meeting is first made.  In the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the previous Annual Meeting, notice by the Nominating Shareholder must be delivered not earlier than 5:00 p.m. Eastern Time on the 150th day prior to the date of such Annual Meeting and not later than 5:00 p.m. Eastern Time on the 120th day prior to the date of such Annual Meeting, or, if the date of the Annual Meeting is less than 100 days from the date on which public announcement of the date of such meeting is first made, not later than 5:00 p.m. Eastern Time on the 10th day following the day on which public announcement of the date of such meeting is first made.  In no event shall any adjournment, recess, rescheduling or postponement of a meeting of shareholders, or the announcement thereof, commence a new time period for the giving of notice as described above.

(b)   To be proper, notice provided pursuant to this Section shall set forth and include:

(i)     as to each prospective nominee for election as a director of the Company that is proposed by a Nominating Shareholder (each such proposed nominee, a “Proposed Nominee”): (A) the name, age, business address and residential address of such Proposed Nominee; (B) a written questionnaire with respect to the background and qualification of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Company (which form the Nominating Shareholder must request in writing from the Secretary prior to submitting the notice, and which the Secretary shall provide to such Nominating Shareholder within 10 days of receiving such request); (C) a written representation and agreement signed by such Proposed Nominee in the form required by the Company (which form the Nominating Shareholder must request in writing from the Secretary prior to submitting the notice, and which the Secretary shall provide to such Nominating Shareholder within 10 days of receiving such request) providing, without limitation, that such Proposed Nominee (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (3) if elected as a director of the Company, will be in compliance, and will continue to comply with, all applicable rules of the exchange upon which the Company’s shares of common stock trade, the Certificate of Incorporation, these By-Laws, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Company, (4) intends to serve as a director for the full term for which such Proposed Nominee is to stand for election, (5) consents to being named in the proxy statement for the meeting as a director nominee and (6) will provide facts, statements and other information in all communications with the Company and its shareholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Proposed Nominee, on the one hand, and the Nominating Shareholder, including any of the Nominating Shareholders’ affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these By-Laws), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Nominating Shareholder or its affiliates or associates were the “registrant” for purposes of such rule and the Proposed Nominee was a director or executive officer of such registrant; and (E) all information relating to such Proposed Nominee that is required to be disclosed in solicitations of proxies for a contested election of directors, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act;

(ii)    as to the Nominating Shareholder: (A) the name and address, as they appear on the share transfer records of the Company, of such person; (B) the class and number of shares of the Company which are directly or indirectly owned (beneficially and of record) by such person; (C) the name of each nominee holder of securities of the Company owned beneficially but not of record by such person, and any pledge by such person of any of such securities; (D) a complete and accurate description of any agreement, arrangement or understanding, written or oral, (I) between or among such Nominating Shareholder and such Nominating Shareholder’s affiliates or associates or (II) between or among such Nominating Shareholder, such Nominating Shareholder’s affiliates or associates and any other person or entity (including their name), in each case in connection with the proposal of such nomination (or the proposal of other business in the case of a notice delivered by a Proponent pursuant to Article III, Section 1 of these By-Laws), including, without limitation (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such person has the right to vote any shares of capital stock of the Company, (y) that the Nominating Shareholder or its affiliates or associates may have reached with any other shareholder of the Company (including the name of such other shareholder) with respect to how any such shareholder (whether the Nominating Shareholder, the Nominating Shareholder’s affiliates or associates or any such other shareholder) will vote its shares in the Company at any meeting of the Company’s shareholders or take other action in support of any such nomination (or other business in the case of a notice delivered by a Proponent pursuant to Article III, Section 1 of these By-Laws), or other action to be taken by such Nominating Shareholder, such Nominating Shareholder’s affiliates or associates or other shareholder with respect to the Company, and (z) any other agreements that would be required to be disclosed by such Nominating Shareholder, such Nominating Shareholder’s affiliates or associates or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D in connection with such nomination (or other business in the case of a notice delivered by a Proponent pursuant to Article III, Section 1 of these By-Laws) that would be filed pursuant to Section 13 of the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to such Nominating Shareholder, such Nominating Shareholder’s affiliates or associates or any other person or entity); (E) a description of any Derivative Instrument and any other information about such Derivative Instrument that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, if such Derivative Instruments were treated the same as securities of the Company under such requirements; (F) any rights to dividends on the shares of the capital stock of the Company owned beneficially by such person; (G) any proportionate interest in shares of capital stock of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such person (I) in the case of a partnership, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or (II) in the case of a limited liability company or similar entity, is the manager or managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member; (H) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Company), by security holdings or otherwise, of such person, in the Company or any affiliate thereof, other than an interest arising from the ownership of securities of the Company where such person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; (I) a complete and accurate description of any performance-related fees (other than an asset-based fee) to which such person may be entitled as a result of any increase or decrease in the value of shares of the capital stock of the Company or any Derivative Instruments; (J) a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such Nominating Shareholder and its affiliates and associates that are not individuals; (K) a complete and accurate description of any pending or, to such person’s knowledge, threatened, legal proceeding in which such person is a party or participant involving the Company or any person or entity who or that is, to such person’s knowledge, an officer, affiliate or associate of the Company; (L) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such person with respect to any shares of the capital stock of the Company, without regard to whether such transaction is required to be reported on a Schedule 13D under the Exchange Act; and (M) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with a contested solicitation of proxies, or is otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder;

(iii)   a representation that the Nominating Shareholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons (and/or propose the other business specified in the notice in the case of a notice delivered by a Proponent pursuant to Article III, Section 1 of these By-Laws) and an acknowledgment that, if such Nominating Shareholder  (or a Qualified Representative (as defined below) of such Nominating Shareholder) does not appear to present such nomination (or business in the case of a notice delivered by a Proponent pursuant to Article III, Section 1 of these By-laws) at the meeting, the Company need not present such nomination (or business  in the case of a notice delivered by a Proponent pursuant to Article III, Section 1 of these By-laws) for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Company; and

(iv)    a representation as to whether or not the Nominating Shareholder or its affiliates or associates intends to, or is part of a group that intends to, deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve the nomination, including in accordance with Rule 14a-19 under the Exchange Act, if applicable (or other business in the case of a notice delivered by a Proponent pursuant to Article III, Section 1 of these By-Laws) and/or otherwise to solicit proxies from shareholders in support of the nomination (or other business in the case of a notice delivered by a Proponent pursuant to Article III, Section 1 of these By-Laws), and if so, naming the participants (as defined in Item 4 of Schedule 14A under the Exchange Act) in any such proxy solicitation.

The Company may require any Nominating Shareholder or any Proposed Nominee to furnish such other information as it may reasonably require to determine the eligibility of such Proposed Nominee to serve as a director of the Company with respect to the Company’s Code of Conduct and the Company’s published corporate governance guidelines applicable to all directors, or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee.  If requested by the Company, the supplemental information required under this paragraph shall be provided by such Nominating Shareholder or Proposed Nominee within ten days after it has been requested by the Company. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Company some or all of the information described above that is required to be set forth in a notice delivered by a Nominating Shareholder.

(c)   In addition to the requirements set forth in this Article I, Section 4, unless otherwise required by law, no Nominating Shareholder shall solicit proxies in support of director nominees other than the Company’s nominees unless such Nominating Shareholder has complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies in all respects, including but not limited to the minimum solicitation and notice requirements. If any Nominating Shareholder (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the Company shall disregard any proxies or votes solicited for the Proposed Nominee. Upon request by the Company, if any Nominating Shareholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Shareholder shall deliver to the Company no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) and Rule 14a-19(b).

(d)   A Nominating Shareholder or Proponent giving notice of any nomination or business to be considered at a meeting of shareholders pursuant to this Article I, Section 4 or Article III, Section 1, as applicable, shall update in writing any such notice so that the information provided or required to be provided in such notice shall be true and correct (i) as of the record date for determining the shareholders entitled to receive notice of the meeting and (ii) as of the date that is ten business days prior to the date of the meeting (or any postponement, adjournment or recess thereof), and, in order for any such notice continue to be considered proper under this Article I, Section 4 or Article III, Section 1, as applicable, such update must be received by the Secretary at the principal executive offices of the Company (x) not later than five business days after the record date for determining the shareholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (i)) and (y) not later than seven business days prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the date of the meeting or any adjournment, recess or postponement thereof (in the case of an update required to be made pursuant to clause (ii)).

(e)   If any information submitted pursuant to this Article I, Section 4 or Article III, Section 1, as applicable, is inaccurate in any respect, such information may be deemed not to have been provided in accordance with these By-Laws.  The Nominating Shareholder (in the case of a notice provided under this Section) or the Proponent (in the case of a notice provided under Article III, Section 1) shall notify the Secretary in writing at the principal executive offices of the Company of any inaccuracy or change in any such information within two business days of becoming aware of such inaccuracy or change.  Upon written request by any authorized officer of the Company or the Board (or a duly authorized committee thereof), any such Nominating Shareholder or Proponent shall provide, within seven business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board (or such committee) or such authorized officer of the Company, to demonstrate the accuracy of any information submitted by the Nominating Shareholder or Proponent, and (ii) a written update of any information (including written confirmation by such Nominating Shareholder or Proponent that it continues to intend to bring such nomination or business before the meeting) submitted by such Nominating Shareholder or Proponent as of an earlier date.  If the Nominating Shareholder or Proponent fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with Article I, Section 4 or Article III, Section 1, as applicable.

(f)    The number of nominees that a Nominating Shareholder may nominate for election at a meeting may not exceed the number of directors serving on the Board on the date the notice is first given.  The Chief Executive Officer or other person presiding at a meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures set forth in these By-Laws or Rule 14a-19 under the Exchange Act, as applicable, and, if he or she should so determine, refuse to acknowledge the nomination of any person not made in accordance with the procedures prescribed by these By-Laws or Rule 14a-19 under the Exchange Act, as applicable, and in that event the defective nomination shall be disregarded and no vote shall be taken with respect to such nomination, notwithstanding that proxies in respect of such vote may have been received by the Company. Notwithstanding the foregoing provisions of this Section, unless otherwise required by law, if the Nominating Shareholder (or a Qualified Representative of such shareholder) does not appear at the meeting to present such nomination, such nomination shall be disregarded, and no vote shall be taken with respect to such nomination, notwithstanding that proxies in respect of such vote may have been received by the Company.  Without limiting the foregoing provisions of this Section, a Nominating Shareholder and its affiliates and associates shall also comply with all applicable requirements of state law and the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in this Section.

(g)   As used in these By-Laws: (i) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act (or any successor provision at law); (ii) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (iii) a “Derivative Instrument” shall mean any agreement, arrangement, interest or understanding, written or oral, entered into by, or on behalf or for the benefit of, any Nominating Shareholder or Proponent (as defined in Article III, Section 1 below) or any of its affiliates or associates, (A) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Company, (B) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Company, (C) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or (D) which provides the right to vote or increase or decrease the voting power of, such Nominating Shareholder or Proponent, or any of its affiliates or associates, with respect to any securities of the Company, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series); (iv) “public announcement” or “publicly disclosed” shall mean disclosure or disclosed in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire or comparable news service or in a document publicly filed or furnished by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and (v) a “Qualified Representative” of a shareholder shall mean (A) a duly authorized officer, manager or partner of such shareholder or (B) a person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders, provided that such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

Section 5 - VACANCIES; NEWLY CREATED DIRECTORSHIPS; DIRECTOR REMOVAL. Subject to limits, if any, contained in the Certificate of Incorporation, the Board shall be authorized at any time to increase the number of directors and to elect a new director to fill any such newly created directorship, by resolution adopted by the affirmative vote of the majority of the directors then in office.  Any such new director shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

If the office of any director becomes vacant for any reason, any such vacancy shall be filled by the Board, by resolution adopted by the affirmative vote of the majority of the remaining directors then in office, even though less than a quorum of the Board. Any such new director shall hold office for the unexpired term and until his or her successor is elected and qualified.  In the sole discretion of the remaining directors, any vacancy not filled by resolution of the Board may be filled by the shareholders at an Annual Meeting or at a special meeting of shareholders called by the Company for that purpose.

A director, or the entire Board, may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the voting stock.

Section 6 - RESIGNATION.  Any director may resign at any time upon notice given in writing or by electronic transmission to the Chair of the Board or to the Secretary. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event or events.

Section 7 - BOARD OF DIRECTORS MEETINGS.  As soon as practicable, after the Annual Meeting, the Board shall have an organizational meeting and elect a Chair, who shall not ex officio be deemed an officer or employee of the Company in such capacity unless expressly so designated by the Board.  The Chair shall preside at all meetings of the Board.  The Board may also elect a Vice Chair, who shall not ex officio be deemed an officer or employee of the Company in such capacity, but who shall preside at any meeting of the Board in the absence of the Chair.  In case of the absence of the Chair or Vice Chair, if any, the Lead Director or, in the absence of the Lead Director, the Board member with the longest tenure on the Board, shall preside at meetings of the Board.

Regular meetings of the Board shall be held at such times and places as shall be fixed by resolution of the Board.  If not fixed by resolution of the Board, the time and place of each meeting shall be designated in the notice of meeting.

Special meetings of the Board may be called at any time by the Chair or, if the Board has designated a Lead Director, by the Lead Director.  The Secretary shall also call a special meeting of the Board on the written request of a majority of the directors.

No notice shall be required for regular meetings of the Board, provided the time and place shall have been previously fixed by resolution of the Board.  The organizational meeting of the Board may be held on the day of or after the Annual Meeting.  Except as otherwise provided by law or these By-Laws, notice of each special meeting of the Board shall be given at least one day before the day on which such meeting is to be held, or such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances.

A meeting may be held at any time without notice when all directors are present and consent thereto or a director signs a waiver of notice, whether before, at or after the meeting.  Where appropriate communication facilities are reasonably available, any or all directors have the right to participate in all or any part of a meeting of the Board or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.  The Board may also act without a meeting by unanimous written consent which shall be filed with the minutes of the meetings of the Board.

At all meetings of the Board, the presence in person or by remote communications, including by telephonic or video conference call, of a majority of directors shall constitute a quorum for the transaction of business.  At any meeting where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required.  At any adjourned meeting where a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 8 - REMUNERATION.  Directors, other than officers of the Company, shall receive remuneration in such amount as shall be fixed by the Board from time to time.

ARTICLE II

OFFICERS

Section 1 - APPOINTMENT.  The Board shall, as soon as practicable after the Annual Meeting, meet for organization and shall elect or appoint a President; such number of Vice Presidents as the Board may direct; a Treasurer; and a Secretary, any of whom may but need not be a director, except that the officer designated as the Chief Executive Officer as provided herein must be one of the directors.

The Board shall further designate either the Chair of the Board, or the President, as the Chief Executive Officer of the Company.  In the event that the President is designated as the Chief Executive Officer, the Board may, in its discretion, designate another officer as the Chief Operating Officer.  The Board shall further designate an officer as the Chief Financial Officer of the Company.

The Board may also elect or appoint one or more Assistant Vice Presidents, Assistant Treasurers or Assistant Secretaries, and such other officers as the Board shall from time to time deem necessary, who shall have such authority and shall perform such duties as may be prescribed in these By-Laws or by the Board.

Any two or more offices may be held by the same person.  All of said officers shall hold their offices at the pleasure of the Board.

Section 2 - CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer shall have, under the direction of the Board, overall executive responsibility for the supervision, management, and control of the business and operations of the Company; the Chief Executive Officer shall have the authority to sign all certificates of stock and all contracts and other instruments in the name of the Company, unless otherwise ordered by the Board; and shall have the authority and responsibility to do and perform all other duties as provided by law, by these By-Laws, or which are otherwise incidental to his or her office.  In the event that the Board determines that the Chief Executive Officer is unable to perform his or her duties, or if the circumstances make it clear that the Chief Executive Officer is unable to perform his or her duties (in which case it will be unnecessary for the Board to make such a finding), the Board’s approved emergency executive succession plan shall go into effect. The Board may, at any time, amend the executive emergency succession plan by resolution of the Board.

Section 3 - CHIEF OPERATING OFFICER.  The Chief Operating Officer, if there be any such officer so designated, shall have general responsibility for the operation and administration of the business of the Company subject to the direction and control of the Chief Executive Officer and of the Board.  The Chief Operating Officer shall perform such other duties as may be delegated or assigned to him or her by the Chief Executive Officer, or by the Board.

Section 4 - CHIEF FINANCIAL OFFICER.  The Chief Financial Officer shall have overall responsibility for the preparation and maintenance of the Company’s financial books and records, for the accuracy and integrity of all reports of the Company’s financial condition which are prepared or issued under his or her authority, and for the financial affairs and requirements of the Company.  Upon request, the Chief Financial Officer shall make a report on the financial condition of the Company to the Board or to the Chief Executive Officer, and shall perform such other duties as may be delegated or assigned to him or her by the Board or by the Chief Executive Officer.

Section 5 - VICE PRESIDENTS.  Each Vice President shall have such powers and shall perform such duties as may be delegated or assigned to him or her by the Board, by the Chief Executive Officer (if other than the President), by the President, or by the Chief Operating Officer (if there be any Chief Operating Officer designated), and in the absence of the President and the Chief Operating Officer (if there shall be any Chief Operating Officer designated), the Vice Presidents, severally in the order designated by the Chief Executive Officer, shall perform the duties of the President, and the performance of any such duty by a Vice President shall be conclusive evidence of his or her right to act.

Section 6 - ASSISTANT VICE PRESIDENT.  Each Assistant Vice President shall have such powers and perform such duties as may be assigned to him or her by the Board, by the Chief Executive Officer (if other than the President), by the President, or by any Vice President and the performance of any such duty shall be conclusive evidence of his or her right to act.

Section 7 - SECRETARY.  The Secretary shall keep minutes of all meetings of the Board and committees thereof, and of the shareholders, and shall give all notices of meetings of the shareholders, and of the Board and committees thereof.  The Secretary shall have custody of all deeds, contracts, agreements, and other records, except as otherwise provided in these By-Laws, or by the Board, and shall attend to such correspondence of the Company as the Board or the Chief Executive Officer shall direct.  The Secretary shall be the custodian of the seal of the Company and shall affix it to any instrument requiring the same, except as otherwise provided herein or by the Board.  The Secretary shall further perform such other duties as may be delegated or assigned to him or her by the Board, or by the Chief Executive Officer, and the performance of any such duty shall be conclusive evidence of his or her right to act.

Section 8 - ASSISTANT SECRETARY.  Each Assistant Secretary, if there be any such officer, shall perform such duties as may be assigned to him or her by the Board, by the Chief Executive Officer, or by the Secretary and the performance of any such duties shall be conclusive evidence of his or her right to act.

Section 9 - TREASURER.  The Treasurer shall have charge of all receipts and disbursements of the Company and shall be the custodian of the Company’s funds.  The Treasurer shall have full authority to receive and give receipts for all monies due and payable to the Company from any source whatever, and to endorse checks, drafts and warrants in its name and on its behalf, and full discharge for the same to give.  The Treasurer shall also have full authority to sign all checks, notes, drafts and certificates of stock.  A report of the financial condition of the Company shall be made by the Treasurer to the Chief Financial Officer or to the Chief Executive Officer whenever so requested by either of them.  The Treasurer shall further perform such other duties as may be delegated or assigned to him or her by the Board, by the Chief Executive Officer, or by the Chief Financial Officer, and the performance of any such duty shall be conclusive evidence of his or her right to act.

Section 10 - ASSISTANT TREASURER.  Each Assistant Treasurer, if there be any such officer, shall have such powers and shall perform such duties as may be assigned to him or her by the Board, or by the Chief Executive Officer, by the Chief Financial Officer, or by the Treasurer, and the performance of any such duty shall be conclusive evidence of his or her right to act.

ARTICLE III

SHAREHOLDERS’ MEETINGS

Section 1 - ANNUAL MEETING OF SHAREHOLDERS.

(a)    Annual Meetings of the shareholders (each an “Annual Meeting”) shall be held on a date, time and place, or, to the extent permitted by law and authorized by the Board, in part or solely by means of remote communication, as may be fixed by resolution of the Board and set forth in the notice of the Annual Meeting, for the purpose of electing directors and transacting such other business as may properly come before the Annual Meeting.

(b)   At an Annual Meeting, only such business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Article I, Section 4) shall be conducted as shall have been properly brought before such Annual Meeting. To be properly brought before an Annual Meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this Section through the date of such Annual Meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section (the “Proponent”). For business to be properly brought before an Annual Meeting by a Proponent, the Proponent must have given timely notice thereof in proper written form to the Secretary of the Company, at the principal executive offices of the Company. To be timely, a Proponent’s notice shall be delivered not earlier than 5:00 p.m. Eastern Time on the 150th day and not later than 5:00 p.m. Eastern Time on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than 5:00 p.m. Eastern Time on the 150th day and not later than 5:00 p.m. Eastern Time on the later of (x) the 120th day prior to the date of such Annual Meeting or (y) the 10th day following the day on which public announcement (as defined in Article I, Section 4) of the date of such meeting is first made.  In no event shall any adjournment, recess, rescheduling or postponement of an Annual Meeting, or the announcement thereof, commence a new time period for the giving of notice as described above.

(c)    To be in proper written form, such Proponent’s notice shall set forth, as to each matter the Proponent proposes to bring before the Annual Meeting, (i) a reasonably brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) in the event that such matter includes a proposal to amend either the Certificate of Incorporation or these By-Laws, the language of the proposed amendment, (iii) the information and representations required to be set forth in a notice under Article I, Section 4(b)(ii) through (iv), except that for purposes of this Section, the term “Nominating Shareholder” shall be substituted for the term “Proponent” in all places it appears in Article I, Section 4(b)(ii) through (iv), and (iv) all other information relating to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by the shareholder in connection with the solicitation of proxies in support of such proposed business pursuant to Regulation 14A under the Exchange Act.

(d)   In addition, to be considered timely and proper, a Proponent’s notice pursuant to this Section shall be updated and corrected in accordance with the procedures set forth in Article I, Section 4(d) and (e).

(e)   The Chair or other person presiding at an Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not proposed in accordance with the procedures set forth in these By-Laws and, if he or she should so determine, refuse to acknowledge the business not proposed in accordance with the procedures prescribed by these By-Laws, and in that event the proposed business shall be disregarded and no vote shall be taken with respect to such business, notwithstanding that proxies in respect of such vote may have been received by the Company.  Notwithstanding the foregoing provisions of this Section, unless otherwise required by law, if the Proponent (or a Qualified Representative of the Proponent) does not appear at the Annual Meeting to present such proposed business, such business shall not be transacted, and no vote shall be taken with respect to such proposed business, notwithstanding that proxies in respect of such vote may have been received by the Company.

(f)    Without limiting the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder and state law with respect to the matters set forth in this Section; provided, however, that any references in this Section to the Exchange Act or the rules and regulations promulgated thereunder or to state law are not intended to, and shall not, limit the requirements applicable to business proposed to be brought before an Annual Meeting by a Proponent as set forth herein. Nothing in these By-Laws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2 - SPECIAL MEETINGS OF SHAREHOLDERS.  Special meetings of the shareholders may be called at any time by the Chief Executive Officer (if other than the President), by the President, upon the order of the Board, or by the holder or holders of a majority of the Company’s stock entitled to vote at a meeting of shareholders.

Section 3 - NOTICE OF MEETINGS OF SHAREHOLDERS; POSTPONEMENT OF MEETINGS; CONDUCT OF MEETINGS.  Unless waived, written notice of the time, place, purpose or purposes and means of remote participation (if authorized by the Board) of all shareholders’ meetings, either annual or special, shall be given by the Secretary not less than ten nor more than sixty days before the date of the meeting, personally, by mail or (when consent is provided by the shareholder) by electronic transmission, to each shareholder entitled to vote at the meeting at his or her last post office address as shown on the books of the Company or, if by electronic transmission, in accordance with New Jersey law.

Any previously scheduled annual or special meeting of the shareholders may be postponed, rescheduled or cancelled by resolution of the Board upon public announcement made on or prior to the date previously scheduled for such annual or special meeting.

The Chair of the Board or, in his or her absence, any such other person as may be designated by the Board, shall call meetings of the shareholders to order and shall act as Chair and preside at such meetings.  The Secretary, or, in his or her absence, an Assistant Secretary, shall act as secretary of all meetings of shareholders, but, in the absence of said officers, the Chair of the meeting may appoint any person to act as secretary of the meeting.

The Board and the person presiding at any meeting may prescribe any rules or procedures, and take any actions, as are appropriate or convenient for the proper conduct of the meeting, including establishing: (a) an agenda or order of business for the meeting; (b) rules and procedures to maintain order and security and ensure efficient conduct of business, including with respect to the manner of voting and the timing and appropriateness of questions and comments at the meeting, and to preserve the safety of those present; (c) requirements that attendance at and participation in the meeting involve only shareholders of record of the Company and their duly authorized and constituted proxies, and such other persons as the Chair of the meeting shall permit; (d) restrictions on entry to the meeting after the time fixed for its commencement; (e) regulation of the opening and closing of the polls for the matters to be voted on; and (f) restricting the use of audio/video recording devices and cell phones. Meetings of shareholders need not be held in accordance with the rules of parliamentary procedure.

Section 4 - RECORD DATES.  The Board by resolution shall have power to fix in advance a date, not exceeding sixty days or less than ten days preceding the date of any meeting of shareholders, and not exceeding sixty days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to vote at any such meeting or entitled to receive payment of any such dividend, or any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case shareholders of record on the date so fixed shall be exclusively entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date so fixed as aforesaid.

Section 5 - QUORUM OF SHAREHOLDERS; ADJOURNMENT.  At any meeting of the shareholders, the holders of a majority of all the shares of the capital stock of the Company entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the shareholders for all purposes, unless the presence or representation of a larger number shall be required by law, and in that case, the presence or representation of the number so required shall constitute a quorum.

If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed as provided in these By-Laws for a meeting of shareholders, a majority in interest of the shareholders present in person or by proxy may adjourn from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend in person or by proxy.

The Chief Executive Officer or other person presiding at the meeting may adjourn or recess any meeting of shareholders from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned or recessed meeting if the time and place thereof are announced at the meeting at which the adjournment or recess is taken. If a quorum is present at a meeting that is later adjourned or recessed, then a quorum shall also be deemed present at the adjourned session of such meeting, unless a new record date is, or is required to be, set for the adjourned session.  At any such adjourned or recessed meeting, any business may be transacted which could properly have been transacted at the meeting as originally called. If an adjournment is for more than 30 days, or if after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 6 - VOTING.  Each share of stock entitled to vote at any meeting shall be entitled to one vote, which vote may be given either in person or by proxy, but no proxy shall be valid for more than eleven months unless a longer time is expressly provided for therein, but in no event shall a proxy be valid after three years from the date of execution. Unless a greater number of affirmative votes is required by the Certificate of Incorporation, these By-Laws, the rules or regulations of the principal U.S. exchange upon which the shares of the Company are listed, or as otherwise required by law or pursuant to any regulation applicable to the Company, if a quorum exists at any meeting of shareholders, shareholders shall have approved any matter, other than the election of directors pursuant to Article I, Section 3, if the matter is approved by a majority of the votes cast with respect to that matter. For purposes of this Section, in order for a matter to be approved by a majority of votes cast with respect to such matter, the number of votes “for” the matter must exceed 50% of the votes cast with respect to that matter.

Every proxy shall be executed in writing by the shareholder or his or her duly authorized agent, except that a proxy may be given by a shareholder or by his or her duly authorized agent by mail, telephone or electronic transmission, so long as that communication either sets forth or is submitted with information from which it can be determined that the proxy was authorized by the shareholder or his or her duly authorized agent. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.

Section 7 - INSPECTORS OF ELECTION.  Prior to each meeting of the shareholders, one or more inspectors shall be appointed by the Board, or, if no such appointment shall have been made, such inspectors shall be appointed by the person presiding at the meeting, to act thereat. Each inspector so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his or her ability.

Such inspectors shall take charge of the ballots at each shareholder meeting and after the balloting thereat on any question shall count the ballots cast thereon and make a report in writing to the secretary of the meeting of the results thereof. The inspectors need not be shareholders of the Company, and any employee of the Company may be an inspector on any question other than a vote for or against his or her election to any position with the Company or on any other question in which he or she may be directly interested other than as a shareholder.

ARTICLE IV

COMMITTEES

Section 1 - EXECUTIVE COMMITTEE.  The Board may appoint an Executive Committee of not less than three of its members, including ex officio the Chair of the Board and the Chief Executive Officer (if other than the Chair).  The Chair of the Board shall, ex officio, be the Chair of the Executive Committee and shall preside at its meetings.

The Executive Committee may hold regular meetings at such times and places as shall be designated by resolution of the Board or of the Committee, or in the notice of meeting.  Special meetings of the Executive Committee may be called at any time by the Chair or by the Chief Executive Officer (if other than the Chair) and shall be called upon the written request of a majority of the members thereof.

No notice shall be required for regular meetings of the Executive Committee, provided the time and place thereof shall have been previously fixed by resolution of the Board or the Committee.  Two days’ notice of a special meeting of the Executive Committee shall be given to each member, but this notice may be waived by such member at any time in writing.  A meeting of the Executive Committee may be held at any time without notice when all the members are present and consent thereto.  The Executive Committee may also act without a meeting, by unanimous written consent of the members thereof which shall be filed with the minutes of the meetings of the Executive Committee.  At every meeting of the Executive Committee, the presence in person or by telephonic conference call, of a majority of the members thereof shall constitute a quorum for the transaction of business.

During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all the powers of the Board as may be permitted by law in the management and direction of the business and the conduct of the affairs of the Company, in such manner as the Executive Committee shall deem to be in the best interests of the Company, in all cases in which specific directions shall not have been given by the Board.

All action taken by the Executive Committee shall be reported to the Board at its meeting next succeeding such action.

Section 2 - AUDIT COMMITTEE.  The Board shall designate an Audit Committee, which shall consist of three or more directors, each of whom shall satisfy the independence requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines, each as then in effect. The Audit Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum.  The responsibilities of the Audit Committee shall be set forth in the Audit Committee’s charter as approved by the Board (as such charter may be amended from time to time as approved by the Board).

Section 3 - EMERGENCY MANAGEMENT COMMITTEE.  If, as a result of a catastrophic event, such as physical disaster, war, nuclear or other attack, global pandemic or other emergency conditions, a quorum of the Board cannot be convened to act, an Emergency Management Committee, consisting of all readily available members of the Board, shall automatically be formed. In such case, two (2) members shall constitute a quorum.  The Emergency Management Committee shall possess and may exercise all the powers as may be permitted by law and shall act in such manner as the Emergency Management Committee shall deem best for the interests of the Company, in all cases in which specific directions shall not have been given by the Board.  Other provisions of these By-Laws notwithstanding, the Emergency Management Committee (a) shall call a meeting of the Board as soon as circumstances permit for the purpose of filling vacancies on the Board and its committees and to take such other action as may be appropriate, and (b) if the Emergency Management Committee determines that less than a majority of the members of the Board are available for service, the Committee shall issue a call for a special meeting of shareholders to be held at the earliest date practicable for the election of directors.

Section 4 - OTHER COMMITTEES.  The Board may, from time to time, appoint such other committees for any purpose or purposes as the Board may deem appropriate, which shall have such powers as shall be specified in the resolution of appointment.

Section 5 - RECORDS AND REPORTS.  All committees shall keep full records of their proceedings, and shall report from time to time to the Board, as called upon by the Board, or as provided by these By-Laws.

ARTICLE V

COMPANY STOCK

Section 1 - STOCK CERTIFICATES.  The Certificates for shares of capital stock of the Company shall be in such form as the Board may from time to time prescribe and as may be required by New Jersey law.  Certificates for shares of capital stock of the Company shall be signed by the Chair of the Board or the President or a Vice President (including any Executive or Senior Vice Presidents) and countersigned by the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary.  Each certificate of stock shall certify the number of shares owned by the shareholder in the Company.  The shares of capital stock of the Company shall be represented by certificates unless the Board shall by resolution provide that some or all of any class or series of capital stock of the Company shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Company.  Notwithstanding the adoption of any resolution providing for uncertificated shares of capital stock, every holder of shares of capital stock represented by certificates and upon request every holder of uncertificated shares of capital stock shall be entitled to have a certificate representing the number of shares of capital stock registered in certificate form.  Any or all signatures upon a certificate may be facsimiles.

Section 2 - TRANSFER OF SHARES.  Shares of Company stock shall be transferred on the books of the Company only (a) upon presentation and surrender of the appropriate certificate by the registered holder of such shares in person or by his or her duly authorized attorney or by a person presenting proper evidence of succession, assignment or authority to transfer such shares and, in any of such cases, cancellation of a certificate or of certificates for an equivalent number of shares or (b) in the case of uncertificated shares upon receipt of proper transfer instructions from the registered holder of such shares or from a duly authorized attorney or upon presentation of proper evidence of succession, assignment or authority to transfer such shares.

Section 3 - LOST CERTIFICATES OF STOCK.  In case of loss, destruction or mutilation of any certificate for shares of capital stock of the Company, pursuant to the laws of the State of New Jersey relating to lost, destroyed or mutilated certificates for shares of capital stock, the Company may require the holder of record to furnish such information as the Board may require to ascertain whether such certificate has been lost, destroyed or mutilated.  In addition, the Board may require that such holder of record give a bond of indemnity to the Company in such form and in such substance as the Board may direct, and to comply with any other terms the Board may lawfully prescribe, provided that the Board may elect not to require any bond when, in the judgment of the Board, it is proper so to do. Upon satisfactory completion by the holder of record of the requirements imposed by the Board, the Company shall deliver to the holder of record either a duplicate certificate for such shares of capital stock or evidence of the holder’s ownership of such shares of capital stock in uncertificated form, as the Board so determines.

Section 4 - SHAREHOLDER LIST.  It shall be the duty of the Secretary or Assistant Secretary to prepare and produce (or make available by means of a visual display) at the time and place of every shareholders’ meeting, a true, full, and complete list of all the shareholders of the Company entitled to vote at the ensuing meeting, with the residence or other address of record of each and with the number of shares held by each, which list shall be made and arranged in alphabetical order, and shall, for a reasonable period during the meeting, be open to the examination of any shareholder.

ARTICLE VI

STOCK OF OTHER CORPORATIONS

Section 1 - VOTING OF STOCK.  Unless otherwise ordered by the Board, the Chief Executive Officer or the President of the Company or, in his, her or their absence, any Vice President, shall have full power and authority on behalf of the Company to attend and to act and to vote at any meetings of shareholders of any corporation in which the Company may hold stock (or at any meetings of the partners or members of any partnership or limited liability company in which the Company may hold voting equity interests), and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock or other equity interests, and which as the owner thereof, the Company might have possessed and exercised.  The Board or the Executive Committee, by resolution, from time to time may confer like powers upon any other person or persons.

Section 2 - WAIVERS AND CONSENTS.  Unless otherwise ordered by the Board, the Chief Executive Officer or the President of the Company or in his, her or their absence, any Vice President, shall have full power and authority on behalf of the Company to waive notice of any meeting of shareholders of any corporation in which the Company may hold stock (or of any meeting of partners or members of any partnership or limited liability company in which the Company may hold voting equity interests), and to authorize or approve and consent in writing to any action by any such corporation (or partnership or limited liability company) to the same extent and with the same force and effect as an individual shareholder of such corporation (or member or partner of such partnership or limited liability company).

ARTICLE VII

FISCAL YEAR

Section 1 - The fiscal year of the Company shall begin on October first of each year.

ARTICLE VIII

SEAL

Section 1 - The seal of the Company shall be a circle bearing the name of the Company, which seal shall be in the charge of the Secretary; provided, that the use of a facsimile of such seal is hereby authorized.  It may be changed at any time by resolution of the Board.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

Section 1 - DIRECTORS AND OFFICERS OF THE COMPANY AND ITS SUBSIDIARIES.
(a)   To the fullest extent permitted by the laws of the State of New Jersey, as they exist on the date hereof or as they may hereafter be amended, the Company shall indemnify any person (an “Indemnitee”) who is or was involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) (a “Proceeding”), or who is threatened with being so involved, by reason of the fact (i) that he or she is or was a director or officer of the Company or any subsidiary of the Company or (ii) that while serving as a director or officer of the Company or any subsidiary of the Company he or she is or was, at the request of the Company or any subsidiary of the Company, also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding (“Covered Expenses”), provided that, there shall be no indemnification hereunder of amounts paid in settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Chief Executive Officer or General Counsel has given his or her prior consent to such settlement or disposition; and provided, further, that the Company shall indemnify any Indemnitee who was involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed Proceeding or who is threatened with being so involved by reason of the fact that, while serving as a director or officer of the Company or any subsidiary of the Company, he or she was, with the approval of the Company, also serving as a director, officer, employee or agent of a non-profit organization (including without limitation, any public authority, commission, agency, public benefit corporation, industry group or other similar organization), against Covered Expenses, to the fullest extent permitted by the laws of the State of New Jersey.

(b)   An Indemnitee shall be reimbursed for Covered Expenses in advance of the final disposition of the Proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amounts to the Company if it is ultimately determined that such person is not entitled to be indemnified by the Company.

(c)   The rights to indemnification conferred in this Article IX, Section 1 shall be a contract right and shall include the right to be paid by the Company for expenses to be incurred in defending or prosecuting any such Proceeding in advance of its final disposition.

Section 2 - EMPLOYEES AND AGENTS OF THE COMPANY.  The Company may from time to time as permitted by law indemnify and advance expenses to, employees and agents of the Company or any subsidiary other than Indemnitees (“Covered Persons”).  The Company shall not be obligated under this Article IX to indemnify any person or entity, except for Indemnitees, including: (a) any bank, trust company, insurance company, partnership or other entity, or any director, officer, employee or agent thereof or (b) any other person who is not a director, officer or employee of the Company, in respect of any service by such person or entity, whether at the request of the Company or by agreement therewith, as investment advisor, actuary, custodian, trustee, fiduciary or consultant to any employee benefit plan.  Nothing in this Article IX shall limit the Company’s power to pay or reimburse expenses of any Covered Person in connection with such person’s appearance as a witness in a Proceeding, whether or not such person is a party to such Proceeding, provided that such payment or reimbursement is first authorized by a resolution of the Board, or as set forth in Article IX, Section 4.

Section 3 - LIMITATION ON INDEMNIFICATION.  Notwithstanding anything contained in this Article IX to the contrary, the Company shall not be obligated to indemnify any person (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a Proceeding (or part thereof) initiated by such person unless such indemnification or advancement of expenses is authorized by way of resolution by the Board of the Company, or as set forth in Article IX, Section 4.

Section 4 - DELEGATION OF AUTHORITY.  The Board may from time to time delegate (a) to a Committee of the Board or to independent legal counsel the authority to determine whether a director or officer of the Company, and (b) to the General Counsel or the Chief Executive Officer of the Company the authority to determine whether a Covered Person, other than a director or officer of the company, is entitled to indemnification or advancement of expenses pursuant to, and in accordance with, applicable law and this Article IX, subject to such conditions and limitations as the Board may prescribe. Notwithstanding any contrary provision in this Article IX, unless ordered by a court, indemnification under this Article IX may be made by the Company only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the Indemnitee or Covered Person met the applicable standard of conduct set forth in Section 14A:3-5 of the New Jersey Business Corporation Act. Such determination shall be made (i) by the Board or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or (ii) if such a quorum is not obtainable, or, even if obtainable and such quorum of the Board or committee by a majority vote of disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the Board.

Section 5  -  INSURANCE.  The Company may purchase and maintain insurance or furnish similar protection to protect itself and any Indemnitee or Covered Person against any Covered Expenses incurred in any Proceeding whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX or under the laws of the State of New Jersey as they exist as of the date hereof or as they may hereafter be amended.  The Company’s procurement of such insurance or similar protection shall not in any way expand the rights of any person.

Section 6 - NO RETROACTIVE REPEAL OR AMENDMENT. No elimination of or amendment to this Article IX shall deprive any person of rights hereunder arising out of alleged or actual occurrences, acts or failures to act occurring prior to sixty days following such elimination or amendment. The rights provided to any person by this Article IX shall inure to the benefit of such person’s heirs, executors, and administrators.

ARTICLE X

AMENDMENTS

Section 1 - These By-Laws may be amended or repealed (a) by action of a majority of the Board at any regular or special meeting of the Board, provided notice of such alteration, amendment, or repeal shall be given in the notice of any such meeting (and except so far as any By-Law adopted by the shareholders shall otherwise provide), or (b) except as otherwise provided in Paragraphs 6, 7, 8, and 9 of the Certificate of Incorporation of the Company, by action of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, considered for this purpose as one class.

ARTICLE XI

EXCLUSIVE FORUM

Section 1 - Unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the District of New Jersey, or in the event that court lacks jurisdiction to hear such action, the Superior Court of the County of Monmouth, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a legal duty owed by any current or former director, officer or other employee or agent of the Company to the Company or the Company’s shareholders, (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the New Jersey Business Corporation Act or the Certificate of Incorporation or these By-Laws (as either may be amended from time to time), or (d) any action asserting a claim against the Company or any current or former director or officer or other employee or agent of the Company governed by the internal affairs doctrine.  If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of New Jersey (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of New Jersey in connection with any action brought in any such court to enforce the preceding sentence and (b) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.